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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)


                                October 14, 1997
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                          OCUREST LABORATORIES, INC.
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             (Exact name of registrant as specified in its charter)

Florida                             000-21551                   65-0259441
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(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                   File Number)            Identification No.)

4400 PGA Boulevard, Suite 300, Palm Beach Gardens, Florida         33410
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(Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code (561) 627-8121


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         (Former name or former address, if changed since last report).
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        ITEM 1.   CHANGES IN CONTROL OF THE REGISTRANT

        On October 14, 1997 holders of the majority of the shares of the Registrant's outstanding common stock removed all the then members of the Board of Directors of the Registrant and elected Ralph H. Laffler and Larry M. Reid as the sole members of the Board of Directors. Mr. Laffler beneficially owns approximately 5.6% of the Registrant's outstanding voting securities. Such amount includes 4,500 shares which may be purchased upon the exercise of options. Mr. Reid beneficially owns approximately 2.2% of the Registrant's outstanding voting securities. Such amount includes 40,327 shares which may be purchased upon exercise of warrants and options. All of the Registrant's shares of common stock actually held by Mr. Reid are held jointly with Mr. Reid's spouse.

        On October 14, 1997, the Registrant's Board of Directors removed
John F. Carlson and Edmund G. Vimond, Jr. as Officers of the Registrant and elected Larry M. Reid as the Registrant's president, secretary and treasurer.

        The Registrant has no arrangement which may result in a change of control of the Registrant. The Registrant is negotiating with another company pursuant to which the Registrant may acquire such company in exchange for a then majority of the Registrant's outstanding voting securities. No definitive terms have been reached in connection with such negotiations and there can be no assurance that any change of control or acquisition will result therefrom.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                OCUREST LABORATORIES, INC.

                                                       (Registrant)

Date: October 22, 1997                          By  /s/ Larry M. Reid
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                                                Larry M. Reid, President

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